II-1


As filed with the Securities and Exchange Commission on September
26, 1998
                                  Registration No. 333-


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549.


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933.


                            CSP INC.
     (Exact Name of Registrant as Specified in Its Charter)

                         MASSACHUSETTS
 (State or Other Jurisdiction of Incorporation or Organization)

                           04-2441294
              (I.R.S. Employer Identification No.)
           40 Linnell Circle, Billerica, Massachusetts      01821
       (Address of Principal Executive Offices)     (Zip Code)

                CSP INC. 1997 STOCK OPTION PLAN
           CSP INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                   (Full Title of the Plans)

                     Alexander R. Lupinetti
                            CSP Inc.
                        40 Linnell Circle
                Billerica, Massachusetts  01821
            (Name and Address of Agent for Service)
                         (978) 663-7598
 (Telephone Number, Including Area Code, of Agent For Service)
 .

                           Copies to:
                    Dean F. Hanley, Esquire
                    Foley, Hoag & Eliot llp
                     One Post Office Square
                  Boston, Massachusetts 02109
                                 (617) 832-1000.


                   CALCULATION OF REGISTRATION FEE.

                                Proposed     Proposed
                     Amount     Maximum      Maximum
    Title of         to be      Offering P  Aggregate   Amount of
Securities to be RegRegistered  rice        Offering Pr Registratio
istered                         Per Share(  ice(1)      n Fee
                               1)

Common Stock, $.01    440,000   $7.75       $3,090,012. $911.64
par value           shares                 50          (2)

(1) Estimated
     solely for the
     purpose of
     determining
     the
     registration
     fee.
(2) In accordance with
     Rules 457(c) and
     (h) under the
     Securities Act of
     1933, (a) for up to
     275,000 shares
     issuable under the
     Employee Stock
     Purchase Plan the
     calculation is
     based on 85% of the
     closing price
     reported in the
     consolidated
     reporting system of
     the Nasdaq National
     Market on September
     25, 1998 (the
     "Closing Price"),
     and (b) for up to
     165,000 shares
     issuable under the
     Stock Option Plan
     the calculation is
     based on 100% of
     the Closing Price.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

   CSP Inc. (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities
Exchange Act of 1934 (the "Exchange Act"):

   (1)the Company's Annual Report on Form 10-K for the fiscal year ended August 29, 1997;

   (2)the   Company's   definitive  Proxy   Statement   dated
      November  28, 1997 used in connection with its  Special
      Meeting in lieu of Annual Meeting of Stockholders held on January 8, 1998;

   (3)the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 28, 1997, February 27,
      1998 and May 29, 1998;

   (4) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission under Section 12 of the Exchange Act, including any amendment or description filed for the purpose of updating such description; and

   (5)all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
      Statement and to be part hereof from the date of filing of such documents.

   Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superseded for purposes of this Registration Statement to the extent that a statement contained herein or in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

   Not applicable.

Item 5.   Interests of Named Experts and Counsel.

   Not applicable.

Item 6.   Indemnification of Directors and Officers.

   Article 6 of the Company's Articles of Organization, as amended, provides that a director shall not have personal liability to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director of the Company, except (to the extent provided by applicable law)
(i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, (or any amendatory or successor provision there) or (iv) for any transaction from which the director derived an improper personal benefit.

   The Company's By-Laws, as amended, further provide that the Company shall, to the extent legally permissible, indemnify each of its directors or officers, including any person serving at the Company's request as a director, officer or trustee of another organization in which the Company has any interest as a shareholder, creditor or otherwise (and including such person's respective heirs, executors and administrators) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of being or having been such a director or officer, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the Company's best interests. No indemnification for said payment or for any other expenses, however, as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, will be provided unless such compromise is approved as in the Company's best interests, after notice that it involved such indemnification.

   Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

   The   effect   of  these  provisions  would   be   to   permit
indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended
(the "Securities Act").

   Section 67 of Chapter 156B of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities.

Item 7.   Exemption from Registration Claimed.

   Not applicable.

Item 8.   Exhibits.


Exhibi     Descri
t No.     ption

 4.1       Specim
         en
         certif
         icate
         for
         the
         Common
         Stock*

 5.1       Opinio
         n of
         Foley,
         Hoag &
         Eliot
         llp

 10.1      CSP
         Inc.
         1997
         Employ
         ee
         Stock
         Purcha
         se
         Plan**

 10.2      CSP
         Inc.
         1997
         Stock
         Option
         Plan**

 23.1      Consen
         t of
         KPMG
         Peat
         Marwic
         k LLP

 23.2      Consen
         t of
         Foley,
         Hoag &
         Eliot
         llp
         (inclu
         ded in
         Exhibi
         t 5.1)

 24.1      Power
         of
         Attorn
         ey
         (conta
         ined
         on the
         signat
         ure
         page)
_______________
*  Filed  as  an exhibit to the Company's Registration  Statement
   on  Form  S-1  (file  number 2-74626 ),  as  filed  with   the
   Commission  on  October  30, 1981 and incorporated  herein  by reference.
** Filed   as  an  exhibit  to  the  Company's  definitive  Proxy
   Statement dated November 28, 1997 used in connection with its Special Meeting in lieu of Annual Meeting of Stockholders held on January 8, 1998.

Item 9.   Undertakings.

   1. The undersigned hereby undertakes:

      (a)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (b)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)To   remove   from   registration   by   means   of    a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2.The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   4.The undersigned hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
                           SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on this ___ day of September, 1998.
                                    CSP Inc.

                                    By:       /s/  Alexander   R.
Lupinetti
                                        Chairman  of  the   Board
and
                                        Chief Executive Officer

                       POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Alexander Lupinetti, Gary Levine and Dean Hanley, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

   Pursuant  to the requirements of the Securities Act  of  1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in the capacities and on the dates indicated.

     Signature                     Title                Date

  /s/ Alexander R.      President, Chief Executive     September
     Lupinetti          Officer and                     29, 1998
    Alexander R.          Director (Principal
     Lupinetti          Executive Officer)

 /s/ Gary W. Levine     Vice President of  Finance     September
                        and Chief                       29, 1998
   Gary W. Levine        Financial Officer
                        (Principal Financial and
                        Accounting Officer)

                        Director                       September
                                                        29, 1998
   /s/Sandford D.
       Smith
 Sandford D. Smith


/s/ Robert Williams     Director                       September
                                                        29, 1998
  Robert Williams

   /s/ C. Shelton       Director                       September
       James                                            29, 1998
  C. Shelton James

 /s/ J. David Lyons     Director                    September
                                                    29, 1998
   J. David Lyons


                         EXHIBIT INDEX



Exhib    Descr
  it     iptio
 No.     n

 4.1     Speci
         men
         certi
         ficat
         e for
         the
         Commo
         n
         Stock
         *

 5.1     Opini
         on of
         Foley
         ,
         Hoag
         &
         Eliot
         llp

 10.1    CSP
         Inc.
         1997
         Emplo
         yee
         Stock
         Purch
         ase
         Plan*
         *

 10.2    CSP
         Inc.
         1997
         Stock
         Optio
         n
         Plan*
         *

 23.1    Conse
         nt of
         KPMG
         Peat
         Marwi
         ck
         LLP

 23.2    Conse
         nt of
         Foley
         ,
         Hoag
         &
         Eliot
         llp
         (incl
         uded
         in
         Exhib
         it
         5.1)

 24.1    Power
         of
         Attor
         ney
         (cont
         ained
         on
         the
         signa
         ture
         page)
_______________
*  Filed  as  an exhibit to the Company's Registration  Statement
   on  Form  S-1   (file  number 2-74626 ), as  filed  with   the
   Commission  on  October  30, 1981 and incorporated  herein  by reference.
** Filed   as  an  exhibit  to  the  Company's  definitive  Proxy
   Statement dated November 28, 1997 used in connection with its Special Meeting in lieu of Annual Meeting of Stockholders held on January 8, 1998.